EXHIBIT 10.3

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”), dated as of May 12, 2024, is made by and among the stockholders listed on Exhibit A hereto (each, a “Stockholder”), Battery Future Acquisition Corp., a Cayman Islands exempted company (the “Acquiror”), and Class Over Inc., a Delaware corporation (the “Company”). The Stockholders, the Acquiror and the Company are sometimes referred to herein collectively as the “Parties” and individually as a “Party.” Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder owns the number of shares of the Company’s common stock (“Company Common Stock”) as set forth on Exhibit A hereto (the “Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Acquiror, Classover Holdings Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror (“Pubco”), BFAC Merger Sub 1, Corp. a Delaware corporation and wholly-owned subsidiary of Pubco (“Merger Sub 1”), BFAC Merger Sub 2, Corp., a Delaware corporation and wholly-owned subsidiary of Pubco (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, upon the terms and subject to the conditions set forth therein and in accordance with the applicable provisions of the Companies Act and the DGCL, (i) Merger Sub 1 will merge with and into Acquiror (the “Reorganization Merger”), with Acquiror being the surviving corporation of the Reorganization Merger and a wholly owned subsidiary of Pubco and the securityholders of Acquiror becoming securityholders of Pubco, and (ii) Merger Sub 2 will merge with and into the Company (the “Acquisition Merger” and together with the Reorganization Merger the “Mergers”), with the Company being the surviving corporation of the Acquisition Merger and a wholly owned subsidiary of Pubco and the securityholders of the Company becoming securityholders of Pubco; and

WHEREAS, as an inducement to the Acquiror, Pubco, Merger Subs and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the Parties desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Voting Agreements. Each Stockholder, in its capacity as a stockholder of the Company, agrees that, at any meeting of the Company’s stockholders related to the transactions contemplated by the Merger Agreement (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the Company’s stockholders related to the transactions contemplated by the Merger Agreement (all meetings or consents related to the Merger Agreement, collectively referred to herein as the “Meeting”), such Stockholder shall:

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(a) when the Meeting is held, appear at the Meeting or otherwise cause the Stockholder’s Shares to be counted as present thereat for the purpose of establishing a quorum;

(b) vote all of the Stockholder’s Shares in favor of (or execute and return a written consent with respect to all of the Stockholder’s Shares to), or cause all of the Stockholder’s Shares to be voted in favor of (or cause a written consent to be validly executed and returned with respect to all of the Stockholder’s Shares to), (i) the adoption of the Merger Agreement and the approval of the Acquisition Merger and the other Transactions contemplated by the Merger Agreement and the Transaction Agreements and (ii) the adoption and approval of each other proposal reasonably agreed to by Acquiror and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by the Merger Agreement or the Transaction Agreements (collectively, the “Stockholder Matters”);

(c) vote all of the Stockholder’s Shares in favor of (or execute and return a written consent with respect to all of the Stockholder’s Shares to), or cause all of the Stockholder’s Shares to be voted in favor of (or cause a written consent to be validly executed and returned with respect to all of the Stockholder’s Shares to), any proposal to adjourn a Meeting at which there is a proposal for stockholders of the Company to adopt the Stockholder Matters to a later date if there are not sufficient votes to adopt the proposal described in clause (b) above or if there are not sufficient shares present in person or represented by proxy at such Meeting to constitute a quorum;

(d) vote all of the Stockholder’s Shares against (or withhold consent with respect to all of the Stockholder’s Shares to), or cause all of the Stockholder’s Shares to be voted against (or cause consent to be withheld with respect to all of the Stockholder’s Shares to), any proposal for any amendment or modification of the Company’s Certificate of Incorporation or Bylaws that would change the voting rights or the number of votes required to approve the Stockholder Matters; and

(e) vote all of the Stockholder’s Shares against (or withhold consent with respect to all of the Stockholder’s Shares to), or cause all of the Stockholder’s Shares to be voted against (or cause consent to be withheld with respect to all of the Stockholder’s Shares to), any Company Alternative Transaction or any other action that would reasonably be expected to (i) impede, interfere with, delay, postpone or materially and adversely affect the Merger or any of the transactions contemplated by the Merger Agreement, or (ii) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Agreement.

2. Restrictions on Transfer. During the period commencing on the date hereof and ending on the Closing (the “Expiration Time”), no Stockholder shall (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Registration Statement described in the Merger Agreement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any of the Stockholder’s Shares, (ii) enter into or consent to any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Stockholder’s Shares (clauses (i) and (ii) collectively, a “Transfer”) or (iii) publicly announce any intention to effect any Transfer; provided, that the foregoing shall not prohibit the transfer of a Stockholder’s Shares by such Stockholder to an Affiliate of such Stockholder, but only if such Affiliate shall execute this Agreement or a joinder agreeing to become a Party to this Agreement. Any Transfer in violation of this Section 2 with respect to the Stockholder Shares shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

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3. New Securities. During the period commencing on the date hereof and ending on the Expiration Time, in the event that (i) any shares of Company Common Stock or other equity securities of Company are issued to a Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Company securities owned by a Stockholder, (ii) a Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock or other equity securities of Company after the date of this Agreement, or (iii) a Stockholder acquires the right to vote or share in the voting of any Company Common Stock or other equity securities of Company after the date of this Agreement (such Company Common Stock or other equity securities of the Company, collectively the “New Securities”), then such New Securities acquired or purchased by such Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted Shares as of the date hereof.

4. No Challenge. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, Merger Subs or Acquiror or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Waiver. Each Stockholder hereby irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the Parties of the transactions contemplated thereby, including the Merger, that such Stockholder may have under applicable law (including Section 262 of the DGCL or otherwise).

6. Voting Power or Proxy. No voting powers or proxies are granted in respect of any voting power held by any Stockholder in favor of any other person by operation of this Agreement.

7. Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Registration Statement and the Proxy Statement (and, as and to the extent otherwise required by applicable securities laws or the SEC or any other securities authorities, any other documents or communications provided by the Acquiror or the Company to any Governmental Authority or to securityholders of the Company or Acquiror) of such Stockholder’s identity and beneficial ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or Acquiror, a copy of this Agreement; provided, that, to the extent practicable, the Company and Acquiror will provide the Stockholder with advance notice of such publication and disclosure and an opportunity to review and reasonably comment on such disclosure or publication. Each Stockholder will promptly provide any information reasonably requested by the Company or Acquiror for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with the SEC).

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8. Stockholder Representations. Each Stockholder represents and warrants, severally but not jointly, to the Company and Acquiror that, as of the date hereof:

(a) such Stockholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer) to enter into this Agreement;

(b) (i) if such Stockholder is not an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Stockholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Stockholder and (ii) if such Stockholder is an individual, the signature on this Agreement is genuine, and such Stockholder has legal competence and capacity to execute the same;

(c) this Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other Parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

(d) the execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations hereunder will not, (i) if such Stockholder is not an individual, conflict with or result in a violation of the organizational documents of such Stockholder, or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of its obligations under this Agreement;

(e) there are no Actions pending against such Stockholder or, to the knowledge of such Stockholder, threatened against such Stockholder, before (or, in the case of threatened Actions, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Stockholder of such Stockholder’s obligations under this Agreement;

(f) no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Stockholder or, to the knowledge of such Stockholder and except as set forth in Schedule 3.21 of the Merger Agreement, by the Company;

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(g) such Stockholder has had the opportunity to read the Merger Agreement and this Agreement and has had the opportunity to consult with such Stockholder’s tax and legal advisors;

(h) such Stockholder has not entered into, and shall not enter into, any agreement that would prevent such Stockholder from performing any of such Stockholder’s obligations hereunder;

(i) such Stockholder has good title to the Stockholder’s Shares opposite such Stockholder’s name on Exhibit A hereto, free and clear of any Liens (other than transfer restrictions under applicable securities Laws), and such Stockholder has the sole power to vote or cause to be voted such Stockholder Shares; and

(j) the Stockholder’s Shares opposite such Stockholder’s name on Exhibit A hereto are the only shares of the Company’s outstanding capital stock owned of record or beneficially owned by the Stockholder as of the date hereof, and none of such Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Stockholder Shares that is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

9. Damages; Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Each Stockholder hereby agrees and acknowledges that (a) Acquiror and the Company would be irreparably injured in the event of a breach by such Stockholder of its obligations under this Agreement, (b) monetary damages may not be an adequate remedy for such breach and (c) the non-breaching Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

10. Entire Agreement; Amendment. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the Parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous understandings and agreements related hereto (whether written or oral), to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof. This Agreement may not be changed, amended or modified as to any particular provision, except by a written instrument executed by all Parties hereto, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

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11. Assignment. No Party hereto may, except as set forth herein, assign either this Agreement or any of its rights, interests, or obligations hereunder, including by merger, consolidation, operation of law or otherwise, without the prior written consent of the other Parties. Any purported assignment or delegation in violation of this paragraph shall be void and ineffectual, and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Stockholders, the Acquiror and the Company and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

12. Counterparts. This Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each Party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other Parties.

13. Severability. This Agreement shall be deemed severable, and a determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, the Parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid or unenforceable provision as may be possible and be valid and enforceable.

14. Governing Law; Jurisdiction; Jury Trial Waiver. Section 10.06 (Governing Law) and 0.12 (Jurisdiction; WAIVER OF TRIAL BY JURY) of the Merger Agreement are incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

15. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 10.02 (Notices) of the Merger Agreement to the applicable Party, with respect to the Company and Acquiror, at the respective addresses set forth in Section 10.02 (Notices) of the Merger Agreement, and, with respect to Stockholder, at the address set forth on Exhibit A.

16. Termination. This Agreement shall terminate on the Termination Date. No such termination shall relieve the Stockholder, Acquiror or the Company from any liability resulting from a breach of this Agreement occurring prior to such termination.

17. Adjustment for Stock Split. If, and as often as, there are any changes in the Stockholder Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means prior to the Termination Date, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Stockholder, Acquiror, the Company, the Stockholder Shares as so changed.

18. Further Actions. Each of the Parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may reasonably be considered within the scope of such Party’s obligations hereunder, as may be necessary or desirable to effectuate the purposes hereof.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ACQUIROR:

BATTERY FUTURE ACQUISITION CORP.

By:
Name:
Title:

COMPANY:

CLASS OVER INC.

By:
Name:
Title:

[Acquiror and Company Signature Page to Company Support Agreement]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

STOCKHOLDER:

(Name)

(Signature)

(Name and Title of Signatory, if Stockholder is an entity)

[Stockholder Signature Page to Company Support Agreement]

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EXHIBIT A

Name	Mailing and Email Address for Notice	No. of Shares of Company Common Stock

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